EXHIBIT 10.2

PIXELWORKS, INC.

AMENDED AND RESTATED 2006 STOCK INCENTIVE PLAN

TERMS AND CONDITIONS OF DIRECTOR STOCK UNIT AWARD

1. General. These Terms and Conditions of Director Stock Unit Award (these “Terms”) apply to a particular award (“Award”) of restricted stock units (“Stock Units”) if referenced in the Notice of Grant of Director Stock Units (“Grant Notice”) corresponding to that particular Award. The recipient of the Award identified in the Grant Notice is referred to as the “Director.” The effective date of grant of the Award as set forth in the Grant Notice is referred to as the “Award Date.”

The Award was granted under and subject to the Company’s Amended and Restated 2006 Stock Incentive Plan (the “Plan”). Capitalized terms are defined in the Plan if not defined herein. The Award has been granted to the Director in addition to, and not in lieu of, any other form of compensation otherwise payable or to be paid to the Director. The Grant Notice and these Terms are collectively referred to as the “Award Agreement” applicable to the Award.

2. Stock Units. As used herein, the term “stock unit” shall mean a non-voting unit of measurement which is deemed for bookkeeping purposes to be equivalent to one outstanding share of the Company’s Common Stock (subject to adjustment as provided in Section 11.1 of the Plan) solely for purposes of the Plan and these Terms. The Stock Units shall be used solely as a device for the determination of the payment to eventually be made to the Director if such Stock Units vest pursuant to the terms hereof. The Stock Units shall not be treated as property or as a trust fund of any kind.

3. Vesting. Subject to Section 9(b) below, the Award shall vest and become nonforfeitable in accordance with the schedule set forth in the Grant Notice.

4. Continuance of Service. The vesting of the Stock Units subject to the Award and the rights and benefits under these Terms require continued service through each applicable vesting date as a condition to the vesting of the applicable installment of the Award and the rights and benefits under these Terms. Service for only a portion of the vesting period, even if a substantial portion, will not entitle the Director to any proportionate vesting or avoid or mitigate a termination of rights and benefits upon or following a termination of services as provided herein or under the Plan. Nothing contained in these Terms, the Grant Notice or the Plan constitutes a continued service commitment by the Company or interferes with the right of the Company to increase or decrease the compensation of the Director from the rate in existence at any time.

5. Limitations on Rights Associated with Units. The Director shall have no rights as a shareholder of the Company, no dividend rights and no voting rights, with respect to the Stock Units and any shares of Common Stock underlying or issuable in respect of such Stock Units until such shares of Common Stock are actually issued to and held of record by the Director. No adjustments will be made for dividends or other rights of a holder for which the record date is prior to the date of issuance of the stock certificate. For purposes of clarity, the foregoing provisions of this Section 5 shall apply to both (a) Stock Units that have not yet vested pursuant to Section 3, and (b) vested Stock Units, the payment of which has been deferred pursuant to Section 7, until such time as such vested Stock Units are actually paid under the terms hereof.

6. Restrictions on Transfer. Neither the Award, nor any interest therein or amount or shares payable in respect thereof may be sold, assigned, transferred, pledged or otherwise disposed of, alienated or encumbered, either voluntarily or involuntarily. The transfer restrictions in the preceding sentence shall not apply to (a) transfers to the Company, or (b) transfers by will or the laws of descent and distribution.

7. Timing and Manner of Payment of Stock Units. For each Stock Unit subject to the Award that vests pursuant to the terms hereof, the Company shall deliver to the Director a share of Common Stock (either by delivering a certificate for such share or by entering such share in book entry form, as determined by the Company in its discretion). Subject to the following provisions of this Section 7, payment of a vested Stock Unit shall be made on or as soon as administratively practical following the vesting date of such Stock Unit pursuant to the terms hereof (and in all events not later than two and one-half months after the end of the calendar year in which such vesting event occurs). A Director may, however, irrevocably elect, not later than December 31 that precedes the calendar year in which the Award is granted and on such form and in such manner as may be prescribed by the Board from time to time, that the vested Stock Units shall be paid on (i) the Director’s Separation from Service, (ii) any calendar year elected by the Director that is not earlier than the second year following the year in which the Award is granted, or (iii) the first to occur of the dates referred to in the foregoing clauses (i) and (ii). In the event of any such timely deferral election, payment of the Director’s Stock Units subject to the Award that vest pursuant to the terms hereof shall not be made in connection with the related vesting event but instead shall be made in accordance with the Director’s deferral election. Notwithstanding the foregoing or a Director’s deferral election to the contrary, in the event that the payment of vested Stock Units is triggered by the Director’s Separation from Service and the Director is a “specified employee” (within the meaning of Treasury Regulation Section 1.409A-1(i)) on the date of such Separation from Service, the Director shall not be entitled to any payment of the Stock Units until the earlier of (i) the date which is six (6) months after the Director’s Separation from Service with the Company for any reason other than death, or (ii) the date of the Director’s death, if and to the extent such delay in payment is required to comply with Section 409A of the Code (and in such case, payment will be made within thirty (30) days after the date specified in clause (i) or (ii), as applicable). The Company’s obligation to deliver shares of Common Stock or otherwise make payment with respect to vested Stock Units is subject to the condition precedent that the Director or other person entitled under the Plan to receive any shares with respect to the vested Stock Units deliver to the Company any representations or other documents or assurances required pursuant to Section 14 of the Plan. The Director shall have no further rights with respect to any Stock Units that are paid or that terminate pursuant to Section 8. For purposes of these Terms, “Separation from Service” has the meaning given to such term for purposes of Section 409A of the Code (which Separation from Service generally will occur on the date the Director ceases to be a member of the Board).

8. Effect of Termination of Service. The Director’s Stock Units shall terminate to the extent such units have not become vested prior to the first time the Director is no longer a member of the Board, regardless of the reason for the termination of the Director’s services as a

Board member, whether with or without cause, voluntarily or involuntarily. If any unvested Stock Units are terminated hereunder, such Stock Units shall automatically terminate and be cancelled as of the applicable termination date without payment of any consideration by the Company and without any other action by the Director, or the Director’s beneficiary or personal representative, as the case may be.

9. Adjustments Upon Specified Events; Change in Control Event.

(a) The number of Stock Units then outstanding and the number and kind of securities that may be issued in respect of the Award are subject to adjustment upon the occurrence of certain events relating to the Company’s stock pursuant to Section 11.1 of the Plan.

(b) Upon the occurrence of (1) a change in the ownership of the Company, (2) a change in the effective control of the Company, or (3) a change in the ownership of a substantial portion of the assets of the Company (within the meaning of Treasury Regulation Sections 1.409A-3(i)(5)(v), (vi) and (vii), respectively) (any such event, a “Change in Control Event”), the Stock Units, to the extent outstanding and unvested as of the date of such Change in Control Event, shall become fully vested as of such date, and all vested and unpaid Stock Units will be paid on or as soon as administratively practical following the date of the Change in Control Event (and in all events not later than five (5) business days after such date).

10. Tax Withholding. If, at the time of any distribution of shares of Common Stock in respect of the Stock Units, the Director is employed by the Company or a Subsidiary or if for any other reason the Company or a Subsidiary is required to withhold any taxes with respect to such distribution, the Company (or Subsidiary) shall have the right at its option to (a) require the Director to pay or provide for payment in cash of the amount of any such tax withholding obligation, or (b) deduct from any amount payable to the Director the amount of any such tax withholding obligation. In any case where a tax is required to be withheld in connection with such a distribution of shares, the Administrator may, in its sole discretion and subject to Section 14 of the Plan, direct the Company or the Subsidiary to reduce the number of shares to be delivered by (or otherwise reacquire) the appropriate number of whole shares, valued at their then Fair Market Value (as determined in accordance with the applicable provisions of the Plan), to satisfy such withholding obligation at the minimum applicable withholding rates.

11. Notices. Any notice to be given under the terms of these Terms shall be in writing and addressed to the Company at its principal office to the attention of the Secretary, and to the Director at the Director’s last address reflected on the Company’s records, or at such other address as either party may hereafter designate in writing to the other. Any such notice shall be given only when received, but if the Director is no longer a member of the Board, shall be deemed to have been duly given by the Company when enclosed in a properly sealed envelope addressed as aforesaid, registered or certified, and deposited (postage and registry or certification fee prepaid) in a post office or branch post office regularly maintained by the United States Government.

12. Plan. The Award and all rights of the Director under these Terms are subject to, and the Director agrees to be bound by, all of the terms and conditions of the provisions of the Plan,

incorporated herein by reference. The Director agrees to be bound by the terms of the Plan, the Grant Notice and these Terms. The Director acknowledges having read and understanding the Plan, the Prospectus for the Plan, the Grant Notice and these Terms. Unless otherwise expressly provided in other sections of these Terms, provisions of the Plan that confer discretionary authority on the Administrator do not (and shall not be deemed to) create any rights in the Director unless such rights are expressly set forth herein or are otherwise in the sole discretion of the Administrator so conferred by appropriate action of the Administrator under the Plan after the date hereof.

13. Entire Agreement. These Terms, the Grant Notice and the Plan together constitute the entire agreement and supersede all prior understandings and agreements, written or oral, of the parties hereto with respect to the subject matter hereof. The Plan, the Grant Notice and these Terms may be amended pursuant to Section 13 of the Plan. Such amendment must be in writing and signed by the Company. The Company may, however, unilaterally waive any provision hereof in writing to the extent such waiver does not adversely affect the interests of the Director hereunder, but no such waiver shall operate as or be construed to be a subsequent waiver of the same provision or a waiver of any other provision hereof.

14. Limitation on Director’s Rights. Participation in the Plan confers no rights or interests other than as herein provided. These Terms create only a contractual obligation on the part of the Company as to amounts payable and shall not be construed as creating a trust. Neither the Plan nor any underlying program, in and of itself, has any assets. The Director shall have only the rights of a general unsecured creditor of the Company with respect to amounts credited and benefits payable, if any, with respect to the Stock Units, and rights no greater than the right to receive the Common Stock as a general unsecured creditor with respect to Stock Units, as and when payable hereunder.

15. Counterparts. These Terms may be executed simultaneously in any number of counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument.

16. Section Headings. The section headings of these Terms are for convenience of reference only and shall not be deemed to alter or affect any provision hereof.

17. Governing Law. These Terms shall be governed by and construed and enforced in accordance with the laws of the State of Oregon without regard to conflict of law principles thereunder.

18. Construction. It is intended that the terms of the Award will not result in the imposition of any tax liability pursuant to Section 409A of the Code. The Agreement shall be construed and interpreted consistent with that intent.

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